                                                                   Exhibit 23(p)
                                Code of Ethics of

                    o John Hancock Life Insurance Company
                    o John Hancock Variable Series Trust I
                    o Signator Investors, Inc.
                        (together, called "John Hancock")

                                  July 19, 2001
--------------------------------------------------------------------------------

General Principles ..........................................................  2
1.  To Whom Does This Code Apply? ...........................................  2
2.  Overview of Policies in the Code of Ethics ..............................  4
3.  Policies Outside the Code of Ethics .....................................  5
  > Company Conflict & Business Practice Policy .............................  5
  > JHLICO Inside Information Policy and Procedures .........................  5
  > JHFS Inside Information Policy and Blackout Periods for JHFS Stock ......  6
  > JHFS Fair Disclosure Policy .............................................  6
  > JHFS Policy Regarding Communications with Analysts,
         Investors and the Media ............................................  7
4.  Policies in the Code of Ethics ..........................................  7
  > Restriction on Gifts ....................................................  7
  > Preclearance of Securities Transactions .................................  7
  > Open Order Blackout .....................................................  9
  > Ban on IPOs .............................................................  9
  > Disclosure of Private Placement Conflicts ............................... 10
  > Seven Day Blackout Period ............................................... 10
  > Ban on Short-Term Profits ............................................... 11
  > Actual Trade Blackout ................................................... 11
5.  Reports and Other Disclosures Outside the Code of Ethics ................ 12
  > Broker Letter/Duplicate Confirm Statements .............................. 12
6.  Reports and Other Disclosures In the Code of Ethics ..................... 12
  > Initial Holdings Report and Annual Holdings Report ...................... 12
  > Quarterly Transaction Reports ........................................... 13
  > Initial and Annual Certifications ....................................... 14
7.  Limited Access Persons .................................................. 14
8.  Sub-Advisers ............................................................ 14
9.  Reporting Violations .................................................... 14
10. Interpretation and Enforcement .......................................... 15
Appendix A: Sample Regulatory Concerns and Examples ......................... 16
Appendix B: Code of Ethics Contacts ......................................... 17
Appendix C: Categories of Personnel ......................................... 18
Appendix D: Pre-clearance Procedures ........................................ 19
Appendix E: Limited Access Persons .......................................... 22
Appendix F: Sub-Advisers .................................................... 23
Appendix G: Administration and Recordkeeping for the VST .................... 25

--------------------------------------------------------------------------------

General Principles

Each person within the John Hancock organization is responsible for maintaining the very highest ethical standards when conducting business. This means that:

     o You have a duty at all times to place the interests of our clients first.

     o All of your personal securities transactions must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or other abuse of your position of trust and responsibility.

     o You should not take inappropriate advantage of your position or engage in any fraudulent or manipulative practice with respect to our clients' accounts. See Exhibit A.

1. To Whom Does This Code Apply?

This Code of Ethics applies to you if you are:

     o    A director, officer or employee of John Hancock Life Insurance
          Company; or

     o A trustee or officer of the John Hancock Variable Series Trust I (the "VST"); or

     o A director, officer or employee of Signator Investors, Inc. ("Signator") who participates in making recommendations for, or receives information about, portfolio trades of the VST funds; or

     o Any other person deemed an Access Person by the Chief Investment Compliance Officer or the VST Compliance Officer.

There are six main categories of persons covered by this Code of Ethics, taking into account their positions, duties and access to information regarding portfolio trades. You have been notified about which of these categories applies to you, based on the Office of Investment Compliance's understanding of your current role, and whether your designation is for VST purposes. If you have a level of investment access beyond your assigned category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to notify your Code of Ethics contact person, who is identified in Appendix B, or Jude A. Curtis, Chief Investment Compliance Officer.

NOTE: Dual Access Levels. Because this Code of Ethics covers John Hancock's investment advisory business as well as the VST, a very limited number of individuals who are involved in both activities will have an access level for John Hancock's investment advisory business and an access level for the VST which are different. These individuals must follow the reporting obligations and restrictions applicable to both levels (although there will be substantial overlap between levels).

If you are a supervisor, and a person joins the Company who will be under your supervision or a person who was under your supervision leaves the Company, you are responsible for making sure that your Code of Ethics contact person is notified.

The basic definitions of the main categories of persons, with examples, are provided below. The more detailed definitions of each category are attached as Appendix C.

------------------------------------------------------------------------------------------------------------------
        Level 1                 Level 2               Level 3                Level 4          Non-Access Person
     Access Person           Access Person         Access Person          Access Person
------------------------------------------------------------------------------------------------------------------
A person who regularly   A person who          A person who does not  A senior officer who  A person who is not
participates in the      regularly has access  regularly have, but    does not regularly    a Level 1, 2, 3 or 4
investment process       to trade data, but    may have limited,      work on or receive    Access Person
                         does not participate  access to trade data   information about
                         in the investment                            investment matters
                         process

------------------------------------------------------------------------------------------------------------------
Examples:                Examples:             Examples:              Examples:             Examples:
---------                --------              --------               --------              --------
o Portfolio              o Auditing            o Information          o Senior              o Human
  managers               o Compliance            Technology             Officers who          Resources
o Analysts               o Investment            Services               are not in          o Sales
o Traders                  Accounting          o Public                 Levels 1, 2           Associates
                         o Investment            Relations              or 3                o Accounts
                           Law Division        o Real Estate                                  Payable
                                                 Law Division
------------------------------------------------------------------------------------------------------------------

2. Overview of Policies in the Code of Ethics

Please refer to the following chart to determine which policies apply to your category. These policies are described in detail below.*

--------------------------------------------------------------------------------------------
                                    Level 1    Level 2    Level 3    Level 4      Non-
                                     Access     Access     Access     Access     Access
                                     Person     Person     Person     Person     Person
-------------------------------------------------------------------------------------------
General Principles (p. 2)             yes        yes        yes        yes        yes
-------------------------------------------------------------------------------------------

Policies in the code

-------------------------------------------------------------------------------------------
Restriction on gifts                  yes        yes        yes        yes        yes
-------------------------------------------------------------------------------------------
Pre-clearance requirement             yes        yes         no        no         no
-------------------------------------------------------------------------------------------
Open order blackout                   yes         no         no        no         no
-------------------------------------------------------------------------------------------
Ban on IPOs                           yes         no         no        no         no
-------------------------------------------------------------------------------------------
Disclosure of private placement       yes         no         no        no         no
conflicts
-------------------------------------------------------------------------------------------
Seven day blackout period             yes         no         no        no         no
-------------------------------------------------------------------------------------------
Ban on short-term profits          yes (VST       no         no        no         no
                                     only)
-------------------------------------------------------------------------------------------
Actual Trade Blackout              yes (VST    yes (VST      no        no         no
                                     only)       only)
-------------------------------------------------------------------------------------------

Reports and other disclosures outside the code

--------------------------------------------------------------------------------------------
Broker letter/duplicate confirms      yes        yes        yes        yes        no
--------------------------------------------------------------------------------------------

Reports and other disclosures in the code

--------------------------------------------------------------------------------------------
Initial/annual holdings reports    yes (VST    yes (VST   yes (VST     no         no
                                     only)       only)      only)
--------------------------------------------------------------------------------------------
Quarterly transaction reports         yes        yes        yes        no         no
--------------------------------------------------------------------------------------------
Initial/annual certifications         yes        yes        yes        yes        no
--------------------------------------------------------------------------------------------

*This chart summarizes the policies in this Code of Ethics. As is discussed in
Section 3, Policies Outside the Code of Ethics, there are other policies which apply to directors, officers and employees of John Hancock. These policies contain a number of other requirements, including blackout periods for transactions in John Hancock Financial Services, Inc. ("JHFS") stock and preclearing of transactions in JHFS stock by directors, executive officers and certain employees. Please refer to those policies for guidance on their requirements.

3. Policies Outside the Code of Ethics

John Hancock has certain policies that are not part of the Code of Ethics, but are equally important. They include the following:

>  Company Conflict & Business Practice Policy

                                           -------------------------------------
A conflict of interest occurs when your    Applies to: Level 1 Access Persons
private interests interfere or could                   Level 2 Access Persons
potentially interfere with your                        Level 3 Access Persons
responsibilities at work. You must not                 Level 4 Access Persons
place yourself or the company in a                     Non-Access Persons
position of actual or potential conflict.  -------------------------------------

This Policy covers a number of important issues and applies to all John Hancock personnel. For example, you cannot serve as a director of any company without first obtaining the required written executive approval.

Other important issues in this Policy include:

     o    personal investments or business relationships

     o    misuse of inside information

     o    receiving or giving of gifts, entertainment or favors

     o    misuse or misrepresentation of your corporate position

     o    disclosure of confidential or proprietary information

     o    antitrust activities

     o    political campaign contributions and expenditures on public officials

> JHLICO Inside Information Policy and Procedures

The antifraud provisions of the federal    -------------------------------------
securities laws generally  prohibit        Applies to: Level 1 Access Persons
persons with material non-public                       Level 2 Access Persons
information from trading on or                         Level 3 Access Persons
communicating the information to others.               Level 4 Access Persons
Sanctions for violations can include                   Non-Access Persons
civil injunctions, permanent bars from     -------------------------------------
the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines and jail sentences. The rules (and sanctions) in this area apply to all John Hancock personnel and extend to activities both related and unrelated to your job duties.

As an investment adviser, John Hancock Life Insurance Company is required to have an Inside Information Policy and Procedures. This policy covers a number of important issues pertaining to its investment advisory activities, such as:

     o    The misuse of material non-public information

     o    The information barrier procedure

     o    The "restricted list" and the "watch list"

     o Broker letters and duplicate confirmation statements (see section 5 of this Code of Ethics).

> JHFS Inside Information Policy and Blackout Periods for JHFS Stock

John Hancock Financial Services, Inc.      -------------------------------------
("JHFS"), the publicly traded parent       Applies to: Level 1 Access Persons
of John Hancock Life Insurance Company,                Level 2 Access Persons
has a Policy Regarding Insider Trading                 Level 3 Access Persons
and Dissemination of Inside Information,               Level 4 Access Persons
which covers, among other topics,                      Non-Access Persons
prohibitions on trading while in           -------------------------------------
possession of inside information about JHFS or any other company, and misuse of inside information about JHFS or any other company. This policy applies to all John Hancock personnel.

One of the important provisions in the JHFS Inside Information Policy concerns blackout periods for trading in JHFS common stock. Directors, senior officers and certain other employees designated by their sector as having potential access to inside information about John Hancock because of their job responsibilities may not trade JHFS common stock during specific "blackout" periods starting on the last business day of each fiscal quarter and ending at the end of the day after the day of a public announcement of quarterly or annual earnings. Trading may occur outside the blackout period unless prohibited under the JHFS insider trading policy due to possession of inside information or other restrictions.

More information about the JHFS blackout periods and whether those restrictions apply to you may be obtained from Marcia Casey, Senior Counsel, at (617) 572-9183, or Donna Rothbart, at (617) 572-0175.

> JHFS Fair Disclosure Policy

The JHFS Fair Disclosure Policy            -------------------------------------
governs the communications of JHFS         Applies to: Level 1 Access Persons
representatives with investors, investor               Level 2 Access Persons
representatives, analysts and other                    Level 3 Access Persons
investment professionals, and applies to               Level 4 Access Persons
all John Hancock personnel. The Fair                   Non-Access Persons
Disclosure Policy is intended to ensure    -------------------------------------
that John Hancock representatives comply with SEC Regulation FD (for "Fair Disclosure") which is designed to prevent selective disclosure by public companies to shareholders and the financial community. The Fair Disclosure Policy addresses a number of topics relating to those communications and provides guidance on and procedures governing those communications.

More information about the JHFS Fair Disclosure Policy may be obtained from Marcia Casey, Senior Counsel, at (617) 572-9183, or James G. Marchetti, Vice President and Counsel, at (617) 572-9193.

> JHFS Policy Regarding Communications with Analysts, Investors and the Media

The JHFS Policy Regarding Communications   -------------------------------------
with Analysts, Investors and the Media,    Applies to: Level 1 Access Persons
which is different than the JHFS Fair                  Level 2 Access Persons
Disclosure Policy, identifies additional               Level 3 Access Persons
requirements and procedures governing                  Level 4 Access Persons
communications with analysts, investors                Non-Access Persons
and the media.  This policy applies        -------------------------------------
to all John Hancock personnel.

More information about the JHFS Policy Regarding Communication with Analysts, Investors and the Media may be obtained from Marcia Casey, Senior Counsel, at
(617) 572-9183, or James G. Marchetti, Vice President and Counsel, at (617) 572-9193.

4. Policies in the Code of Ethics

For purposes of the following policies, a personal account is any account in your name, or any account in which you have a direct or indirect beneficial interest.

> Restriction on Gifts

You and your family cannot accept          -------------------------------------
preferential treatment or favors from      Applies to: Level 1 Access Persons
securities brokers or dealers or other                 Level 2 Access Persons
organizations with which John Hancock                  Level 3 Access Persons
might transact business. For the                       Level 4 Access Persons
protection of both you and John Hancock,               Non-Access Persons
the appearance of a possible conflict      -------------------------------------
of interest must be avoided. You should exercise caution in any instance in which business travel and lodging are paid for by someone other than John Hancock. The purpose of this policy is to minimize the basis for any charge that you used your John Hancock position to obtain for yourself opportunities which otherwise would not be offered to you.

Please see the Company Conflict and Business Practice Policy's "Compensation and Gifts" section for additional details regarding restrictions on gifts and exceptions for "nominal value" gifts.

> Preclearance of Securities Transactions

If you are a Level 1 Access person or a     ------------------------------------
Level 2 Access person, you must "preclear"  Applies to: Level 1 Access Persons
(i.e.: receive advance approval of) any                  Level 2 Access Persons
personal securities transactions. The       ------------------------------------
preclearance policy applies to trades for your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. Due to this preclearance requirement, participation in investment clubs is prohibited.

The following securities are exempt from the preclear policy: (1) direct obligations of the U.S. Government, (2) shares of all open-end mutual funds, (3) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. Shares of closed end mutual funds, such as exchange traded index funds, REITs and "Spiders" ("SPY"), are not exempted from preclearance without an exemption granted under Section 10 of this Code of Ethics.

Ordinarily, Level 1 and Level 2 Access Persons, who are not VST Access Persons, do not have to preclear transactions in securities issued by JHFS, including JHFS stock and stock options. However, VST Access Persons are required to preclear transactions in securities issued by JHFS, which includes the sale or purchase of JHFS stock or the receipt or exercise of JHFS stock options.

Level 3 and Level 4 Access persons are not required to preclear trades. However, please keep in mind that Level 3 and Level 4 Access persons are required to report securities transactions after every trade by submitting duplicate confirmation statements, as described in section 5 of this Code of Ethics.

The preclearance policy is designed to proactively identify possible "problem trades" that raise frontrunning or other conflict of interest concerns (example: when a Level 1 Access person trades a security on the same day as a John Hancock client). Please keep in mind that even if you receive a preclearance, or are exempt from preclearing a securities transaction, you are still prohibited from engaging in any fraud or manipulative practice (such as frontrunning) with respect to a John Hancock client or a VST fund.

You preclear a trade by following the steps outlined in the preclearance procedures, which are attached as Appendix D. Please note that:

     o    You may not trade until clearance is received.

     o Clearance approval is valid only for the request date and next business date for Level 1 preclearers and the date granted for Level 2 preclearers.

     o A separate procedure should be followed for requesting preclearance of a private placement or a derivative, as detailed in Appendix D. The Office of Investment Compliance must maintain a five-year record of all clearances of private placement purchases by some access persons, and the reasons supporting the clearances.

NOTE: Other Obligations to Preclear JHFS Stock. Directors and executive officers must preclear their transactions in JHFS stock with Marcia Casey, Senior Counsel, (617) 572-9183, or James G. Marchetti, Vice President and Counsel,
(617) 572-9193. In addition, certain employees designated as part of the Company's stock repurchase program must preclear purchases and sales of JHFS stock with Marcia Casey or James G. Marchetti.

> Open Order Blackout

If you are a Level 1 Access person, you    -------------------------------------
are  prohibited from  buying or selling a
security on a day in which a portfolio or   Applies to: Level 1 Access Persons
account managed by John Hancock has
apending buy or sell order for that        -------------------------------------
security until that order is executed or withdrawn.

You will be required to sell any security purchased in violation of this policy unless it is determined that no conflict of interest exists in relation to that security. Any profits realized on trades in violation of this policy must be surrendered by check payable to John Hancock Life Insurance Company and will be contributed by John Hancock to a charity designated by John Hancock.

This policy applies to holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

> Ban on IPOs

If you are a Level 1 Access person, you    -------------------------------------
may not acquire securities in an  initial
public offering. You may not purchase any   Applies to: Level 1 Access Persons
newly-issued securities until the next
business (trading) day after the offering  -------------------------------------
date. This policy applies to trades for your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

There are two main reasons for this prohibition: (1) these purchases may suggest that persons have taken inappropriate advantage of their positions for personal profit; and (2) these purchases may create at least the appearance that an investment opportunity that should have been available to the client was diverted to the personal benefit of an individual employee.

You may request an exemption for certain investments that do not create a potential conflict of interest, such as: (1) securities of a mutual bank or mutual insurance company received as compensation in a demutualization and other similar non-voluntary stock acquisitions; or (2) fixed rights offerings.

If you are registered with Signator Investors, Inc., you are prohibited from acquiring securities in an initial public offering, regardless of whether you are a Level 1, 2, 3 or 4 Access person or a Non-Access person. You should consult the Insurance and Securities Market Conduct Manual for additional guidance if you are registered with Signator Investors, Inc.

> Disclosure of Private Placement Conflicts

If you are a Level 1 Access person and     -------------------------------------
you own securities purchased in a
private placement (such as a limited         Applies to: Level 1 Access Persons
partnership), you must disclose that
holding when you participate in a          -------------------------------------
decision to purchase or sell that same issuer's securities for a John Hancock client's account. Private placements are securities exempt from SEC registration under section 4(2), section 4(6) or rules 504 -506 of the Securities Act of 1933.

The investment decision must be subject to an independent review by investment personnel with no personal interest in the issuer. This policy applies to holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

The purpose of this policy is to provide appropriate scrutiny in situations in which there is a potential conflict of interest.

Level 1 Access persons (as well as Level 2 Access persons who are not subject to this disclosure obligation) must pre-clear any investment in a private placement by you, your spouse, "significant other," minor children or family members sharing your household, as well as for any accounts over which you have discretion or give advice or information.

> Seven Day Blackout Period

If you are a portfolio manager (or were    -------------------------------------
identified to the Office of Investment
Compliance as part of a portfolio           Applies to: Level 1 Access Persons
management team), you are prohibited
from buying or selling a security          -------------------------------------
within seven calendar days before and after that security is traded for a portfolio or account that you manage unless no conflict of interest exists in relation to that security.

In addition, all Level 1 Access persons are prohibited from knowingly buying or selling a security within seven calendar days before and after that security is traded for a portfolio or account managed by John Hancock unless no conflict of interest exists in relation to that security. If a portfolio or account managed by John Hancock trades in a security within seven calendar days before or after you trade in that security, you may be required to demonstrate that you did not know that the trade was being considered for that portfolio or account.

You will be required to sell any security purchased in violation of this policy unless it is determined that no conflict of interest exists in relation to that security. Any profits realized on trades during a seven day blackout period must be surrendered by check payable to John Hancock Life Insurance Company and will be contributed by John Hancock to a charity designated by John Hancock.

This policy applies to holdings in your personal accounts, those of a spouse, "significant other" or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

> Ban on Short-Term Profits

If you are a Level 1 Access person for     -------------------------------------
the VST, you cannot profit from the        Applies to: Level 1 Access Persons
purchase and sale (or sale andpurchase)                (VST Only)
of the same (or equivalent) securities     -------------------------------------
within 60 calendar days. The purpose of
this policy is to address the risk, real or perceived, of frontrunning or other abusive practices involving short-term personal trading. Any profits realized on short-term trades must be surrendered by check payable to John Hancock Life Insurance Company and will be contributed by John Hancock to a charity designated by John Hancock.

This policy applies to trades for your personal accounts, those of a spouse, "significant other," minor children or family members sharing a household, as well as all accounts over which you have discretion or give advice or information. If you give away a security, it is considered a sale.

You may invest in derivatives or sell short provided the transaction period exceeds the 60-day holding period.

You may request an exemption from this policy for involuntary sales due to unforeseen corporate activity (such as a merger), or hardship reasons (such as unexpected medical expenses) by sending an e-mail to Jude A. Curtis, VST Compliance Officer.

NOTE: Short Swing Profit Rules for JHFS Directors and Executive Officers. JHFS directors and executive officers are subject to different regulations and rules on short swing profits relating to trading in JHFS stock. Questions regarding the short swing profit rules should be directed to Marcia Casey, Senior Counsel, at (617) 572-9183, or James G. Marchetti, Vice President and Counsel, at (617) 572-9193.

> Actual Trade Blackout

If you are a Level 1 Access person for     -------------------------------------
the VST or a Level 2 Access person for     Applies to: Level 1 Access Persons
the VST, you are prohibited fromb uying                (VST Only)
or selling a security in which a VST                   Level 2 Access Persons
fund hastraded during the past five                    (VST Only)
business days.                             -------------------------------------

You will be required to sell any security purchased in violation of this policy unless it is determined that no conflict of interest exists in relation to that security. Any profits realized on trades in violation of this policy must be surrendered by check payable to John Hancock Life Insurance Company and will be contributed by John Hancock to a charity designated by John Hancock.

This policy applies to holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

5. Reports and Other Disclosures Outside the Code of Ethics

> Broker Letter/Duplicate Confirm Statements

As required by the JHLICO Inside           -------------------------------------
Information Policy, if you are a           Applies to: Level 1 Access Persons
Level 1, 2, 3 or 4 Access person, you                  Level 2 Access Persons
must inform your stockbroker that you                  Level 3 Access Persons
are employed by an investment adviser                  Level 4 Access Persons
or broker. Your broker is subject to       -------------------------------------
certain rules designed to prevent favoritism toward your accounts. You may not accept negotiated commission rates that you believe may be more favorable than the broker grants to accounts with similar characteristics.

When you open or close a brokerage account, before any trades are made, you must:

     o notify your Code of Ethics contact person, who is identified in Exhibit B, so that the contact person can send to the broker a letter notifying the broker of the requirement to send duplicate confirmation statements.

     o ensure that your broker sends duplicate confirmations on a timely basis to the Compliance Office, T-30.

These requirements apply to holdings in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

6. Reports and Other Disclosures In the Code of Ethics

> Initial Holdings Report and Annual Holdings Report

You must file an initial holdings report   -------------------------------------
within 10 calendar days after becoming a   Applies to: Level 1 Access Persons
Level 1, Level 2 or Level 3 Access                     (VST Only)
person for the VST. You must also file                 Level 2 Access Persons
an annual holdings report (as of                       (VST Only) all
December 31st) within 30 calendar days                 Level 3 Access Persons
after the calendar year end. These                     (VST Only)
reports must cover holdings in your        -------------------------------------
personal accounts, those of a spouse,"significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

You must report:

     o holdings of all securities except: (1) direct obligations of the U.S. Government, (2) shares of open-end mutual funds, (3) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. Shares of closed end mutual funds, such as exchange traded index funds, REITs, and "Spiders" ("SPY"), are not exempted. Because this requirement only applies to VST Access Persons, holdings of securities issued by JHFS, including JHFS stock and stock options, must be reported on these holding reports.

     o all securities brokerage accounts (including brokerage accounts that only contain securities exempt from reporting, such as shares of open-end mutual funds).

> Quarterly Transaction Reports

You must file a quarterly transaction      -------------------------------------
report within 10 calendar days after       Applies to: Level 1 Access Persons
the end of a calendar quarter if you                   Level 2 Access Persons
are a Level 1, Level 2 or Level 3 Access               Level 3 Access Persons
person. This report must cover all         -------------------------------------
transactions   during  the  past calendar quarter in your personal accounts, those of a spouse, "significant other," minor children or family members sharing your household, as well as all accounts over which you have discretion or give advice or information.

You must report:

     o transactions in all securities except: (1) direct obligations of the U.S. Government, (2) open-end mutual funds, (3) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements. Shares of closed end mutual funds, such as exchange traded index funds, REITs and "Spiders" ("SPY"), are not exempted.

     o the opening of any securities brokerage account (including brokerage accounts that only contain securities exempt from reporting, such as shares of open-end mutual funds).

Level 1, Level 2 and Level 3 Access Persons, who are not VST Access Persons, do not need to report transactions in securities issued by JHFS, including JHFS stock and stock options, in quarterly reports. VST Access Persons who are required to file quarterly reports must report all transactions in securities issued by JHFS, including JHFS stock and stock options, within the reporting period.

> Initial and Annual Certifications

If you are a Level 1, 2, 3 or 4 Access     -------------------------------------
person, you must provide initial and       Applies to: Level 1 Access Persons
annual certifications at dates                         Level 2 Access Persons
designated by the Office of Investment                 Level 3 Access Persons
Compliance that:(1) you have read and                  Level 4 Access Persons
understood this Code of Ethics,            -------------------------------------
(2) you recognize that you are subject to its policies; and (3) you will comply or have complied with its requirements. You are required to make this certification to demonstrate that you understand the importance of these policies and your responsibilities under the Code.

7. Limited Access Persons

There is an additional category of persons called "Limited Access" persons. This category consists only of directors of John Hancock Life Insurance Company and trustees of the VST who are not also officers of John Hancock Life Insurance Company.

A more detailed definition of Limited Access persons, and a list of the policies that apply to them, is attached as Appendix E.

8. Sub-Advisers

A sub-adviser to a VST fund has a number of responsibilities under this Code of Ethics, as described in Appendix F.

9. Reporting Violations

If you know of any violation of our Code of Ethics, you have a responsibility to immediately report it. You should also report any deviations from the controls and procedures that safeguard John Hancock and the assets of our clients.

You can report confidentially to:

     o    Jude A. Curtis, Chief Investment Compliance Officer (572-6990); or

     o    Your manager or department head.

10. Interpretation and Enforcement

This Code of Ethics cannot anticipate every situation in which personal interests may be in conflict with the interests of our clients. You should be responsive to the spirit and intent of this Code of Ethics as well as its specific provisions.

When any doubt exists regarding any Code of Ethics provision or whether a conflict of interest with clients might exist, you should discuss the transaction beforehand with the Chief Investment Compliance Officer, Jude A. Curtis, at (617) 572-6990.

The Code of Ethics is designed to detect and prevent fraud against clients and VST investors, and to avoid the appearance of impropriety. If you feel inequitably burdened by any policy, you should feel free to contact Chief Investment Compliance Officer, Jude A. Curtis for an exception to this policy. Exceptions may be granted by the Office of Investment Compliance where warranted by applicable facts and circumstances.

The Office of Investment Compliance may grant a general exception to certain restrictions in this Code of Ethics for trades in large capitalization stocks. Preclearance of these transactions would, however, still be required.

To provide assurance that policies are effective, Compliance will monitor and check personal securities transaction reports and certifications against client or fund portfolio transactions. Other internal auditing procedures may be adopted from time to time. Additional administration and recordkeeping procedures are described in Appendix G.

The Office of Investment Compliance will refer violations to the Ethics Committee for review and appropriate action. The Ethics Committee includes the Chief Investment Officer, the Chief Investment Compliance Officer and another senior officer from the Investment Sector. The following factors will be considered when the Ethics Committee determines a fine or other disciplinary action:

     o the person's position and function (senior personnel may be held to a higher standard);

     o    the amount of the trade;

     o whether the funds or accounts hold the security and were trading the same day;

     o    whether the violation was by a family member.

     o whether the person has had a prior violation and which policy was involved.

     o    whether the employee self-reported the violation.

Violations by NASD registered persons are reported to the NASD Compliance Officer at John Hancock Life Insurance Company.

Sanctions for violations could include fines, limitation of personal trading activity, suspension, termination of employment and/or a report to the appropriate regulatory authority.

Appendix A: Sample Regulatory Concerns and Examples

By way of example only, the following constitute fraudulent or manipulative practices and are of great concern to law enforcement agencies:

     o    Frontrunning

          Example: In your capacity as a portfolio manager, you decide to purchase a substantial position in a XYZ security for client accounts because you think it is undervalued. You also want to invest in the XYZ security for your personal account. You place your order before the client orders so that you will obtain the lowest price.

     o    Trading on inside information

          Example: In the course of a Committee of Finance meeting, you learn that the management of ABC Corporation seeks financing from the Company to take ABC private in a leveraged buy-out. Upon leaving the meeting, you direct your broker to purchase ABC stock, although the proposed buy-out has not been publicly disclosed.

     o    Tipping inside information

          Example: In your capacity as an analyst researching Acquirer Corp., you are provided with non-public information that Acquirer plans to make a hostile takeover offer for Target Corporation. You improperly mention this information to an employee of an affiliated mutual fund, who then trades on the information.

     o    Misappropriation of client investment opportunity

          Example: You are approached by a broker about an opportunity to buy the last remaining interest in a private placement for a client account. Although this would be an appropriate and good investment for the client account, you decide to purchase this private placement for your own account.

Appendix B:  Code of Ethics Contacts

The following individuals serve as Code of Ethics contacts for these respective groups:

                        Bond and Corporate Finance Group

                                 Cyndy Cavanaugh
                                   Ext. 24612
                             ccavanaugh@jhancock.com
                               Fax (617) 572-5493

                                  Fran DaSilva
                                   Ext. 24534
                             fmdasilva@jhancock.com
                               Fax (617) 572-5493

                      John Hancock Variable Series Trust I

                                Maryellen Carney
                                   Ext. 21079
                              mcarney@jhancock.com
                               Fax (617) 572-1565

                                   Janet Wang
                                   Ext. 29084
                               jwang@jhancock.com
                               Fax (617) 572-1565

                                   All Others

                                 Donna Rothbart
                                   Ext. 20175
                             drothbart@jhancock.com
                               Fax (617) 572-9125

                                   Joan Fontes
                                   Ext. 26619
                              jfontes@jhancock.com
                               Fax (617) 572-9125

Appendix C: Categories of Personnel

You have been notified about which of these categories applies to you, based on the Office of Investment Compliance's understanding of your current role, and whether your designation is for VST purposes. If you have a level of investment access beyond that category, or if you are promoted or change duties and as a result should more appropriately be included in a different category, it is your responsibility to immediately notify your Code of Ethics contact person.

1) Level 1 Access person: You are a Level 1 Access person if you are an officer or employee of John Hancock Life Insurance Company who, in connection with your regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities for a John Hancock client.

     (examples: portfolio managers, analysts, traders)

2) Level 2 Access person: You are a Level 2 Access person if you are an officer or employee of John Hancock Life Insurance Company who: (i) in connection with your regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by a John Hancock client; or (ii) your functions relate to the making of any recommendation regarding the purchase or sale of securities by a John Hancock client.

     (examples: Auditing, Office of Investment Compliance, Investment Accounting, Investment Law Division)

3) Level 3 Access person: You are a Level 3 Access person if you are an officer or employee of John Hancock Life Insurance Company who, in connection with your regular functions or duties, does not make or participate in the purchase or sale of securities by a John Hancock client, but may have limited access to information regarding those purchases or sales.

     (examples: Information Technology Services, Public Relations, Real Estate Law Division)

4) Level 4 Access person: You are a Level 4 Access person if you are an officer of John Hancock Life Insurance Company who in connection with your regular functions or duties, does not make, participate in, obtain, or have access to information regarding the purchase or sale of securities by a John Hancock client.

     (examples: senior officers who are not in Level 1, 2 or 3)

5) Non-Access person: You are a non-access person if you are an employee of John Hancock Life Insurance Company who does not fit the definitions of any of the other five categories (Level 1 Access person, Level 2 Access person, Level 3 Access person, Level 4 Access person, or Limited Access person). To be a non-access person, you must not obtain or have access to information regarding the purchase or sale of securities by a John Hancock client in connection with your regular functions or duties.

     (examples: Human Resources, Retail Sales, Accounts Payable)

6)   Limited Access Person: Please see Appendix E for this definition.

Appendix D: Pre-clearance Procedures

                            PRE-CLEARANCE PROCEDURES

You should read the Code of Ethics to determine whether you must obtain a pre-clearance before you enter into a securities transaction. If you are required to obtain a preclearance, you should follow the procedures detailed below.

1. Pre-clearance for Public Securities (Levels 1 and 2 Access Persons):

A request to pre-clear must be entered into the pre-clear system called iTrade before the purchase or sale of any securities.

The pre-clear system, iTrade, is web-based and can be accessed at http://cornishrex03/itrade/itrade.asp You will need to enter your regular user id (the id you use to enter your computer daily) and your Web Security Services password to login to use iTrade.

If you have already registered for a Web Security Services password, but forget your password, you should contact CSS at (617) 572-6950 to have your password re-set. If you do not have a Web Security Services Password, you may register as follows:

     1) Go to Internet Explorer and connect to the Hancock Hub Home Page on the John Hancock intranet.

     2) When you are at the Hub, go to Quick Links and click on Web Security Services.

     3)   Under General Information, click on New User Password Registration.

     4)   Click on Register Online.

     5) At this point, you will be forwarded to the registration screen. Please read the instructions and make sure you enter your user ID and password in lower case.

     6) After you have successfully registered your Web Security Services password, follow the directions to log out.

     7)   If you need assistance with registering, contact CSS at 572-6950.

You can also access iTrade when you dial in to the JH Network from your home computer or laptop. For more information on network dial-in, contact CSS customer support.

Your Code of Ethics contact (See Appendix B) can provide you with a user's manual with detailed instructions on submitting a trade request. If you are unable to access iTrade, please notify your Code of Ethics contact.

The following information will be required to submit your pre-clear request:

         o Ticker symbol

         o Name of security to trade

         o Cusip number (9 alpha-numeric characters)

         o Trade type (e.g. buy/sell)

         o Brokerage firm

         o Brokerage account number

         o Quantity

Level 1 Access Persons - You must enter your pre-clear request by 11:00 a.m. You will normally be notified the same day via Microsoft Outlook as to whether clearance has been granted. Because preclearing for Level 1 Access Persons involves a manual process, you may, however, be notified the next business day.

CLEARANCE APPROVAL FOR LEVEL 1 ACCESS PERSONS IS VALID FOR THE REQUEST DATE AND THE NEXT BUSINESS DAY ONLY. YOU MAY NOT TRADE UNTIL CLEARANCE IS RECEIVED.

Level 2 Access Persons - You must enter your request during the day you wish to trade. You will receive automatic feedback from iTrade as to whether clearance has been granted.

CLEARANCE APPROVAL FOR LEVEL 2 ACCESS PERSONS IS VALID ONLY FOR THE DATE GRANTED. YOU MAY NOT TRADE UNTIL CLEARANCE IS RECEIVED.

2. Pre-clearance Procedures for Derivatives, Futures, Options and Short Sales:

You may request pre-clearance of short sales or transaction in futures, options and other derivatives, by sending an e-mail to your Code of Ethics contact (See Appendix B) with a cc: to Jude A. Curtis, Chief Investment Compliance Officer. The request must include, if applicable:

     o    The associate's name

     o    The associate's department

     o    The date of the request

     o    The complete name of the security

     o A description of the security including its relationship to an underlying common stock or stock index

     o    The duration or description of the contract or exercise period

     o Any potential conflict, present or future, with trading for JH client accounts and whether the security might be offered as an inducement to later recommend publicly traded securities for any client account

     o The seller and whether or not the seller is one with whom the associate does business on a regular basis

Clearance of such securities may be denied if the transaction could create the appearance of impropriety.

3. Pre-Clearance for Private Placements (Level 1 & Level 2 Access Persons Only):

You may request a pre-clearance to purchase or sell a private placement security by sending an e-mail to your Code of Ethics contact (See Appendix B) with a cc: to Jude A. Curtis, Chief Investment Compliance Officer. The request must include:

     o    The associate's name

     o    The associate's department

     o    The complete name of the security

     o The seller and whether or not the seller is one with whom the associates does business on a regular basis

     o Any potential conflict, present or future, with JH client trading activity and whether the security might be offered as an inducement to later recommend publicly traded securities for any client account

     o    The date of the request

Clearance of private placements may be denied if the transaction could create the appearance of impropriety. Exemptions to participate in initial public offerings will also be denied if the transaction is prohibited for a person due to his or her access category under the code of ethics.

                                    * * * * *

If you have questions or require assistance entering a trade, please call your Code of Ethics contact listed on Appendix B.

Appendix E: Limited Access Persons

You are a Limited Access person if you are a director of John Hancock Life Insurance Company or a trustee of the John Hancock Variable Series Trust I and you are not an officer or employee of John Hancock Life Insurance Company or the John Hancock Variable Series Trust I.

The following policies apply to your category. These policies are described in detail in the Code of Ethics.

     o    Fundamental concept

     o JHFS and JHLICO inside information policies and other policies identified in Section 3 of the Code*

     o    Broker letter/duplicate confirms*

     o    Quarterly transaction reports*

     o    Initial and annual certifications*


          *Exception: If you are an independent trustee of the VST:

          o you are exempt from the JHFS and JHLICO inside information policies (although you should not trade on any material inside information that you learned through the Trust) and the other policies identified in Section 3 of the Code.

          o you are exempt from the broker letter/duplicate confirms requirement.

          o you do not have to file a quarterly transaction report unless you knew (or should have known) that during the 15 calendar days before or after you trade a security, either:

               (i)  a VST fund purchased or sold the same security, or

               (ii) a VST fund or a VST sub-adviser considered purchasing or selling the same security.

               This policy applies to holdings in your personal accounts, those of a spouse, "significant other" or family members sharing your household, as well as all accounts over which you have discretion or give advice or information. If this situation occurs, it is your responsibility to contact Maryellen Carney, Office of Investment Compliance, at (617) 572-1079, and she will assist you with the requirements of the quarterly transaction report.

Appendix F: Sub-Advisers

A sub-adviser to a VST fund has a number of responsibilities under this Code of Ethics. If John Hancock determines that a sub-adviser has failed to comply with the provisions of Rule 17j-1, John Hancock may deem the sub-adviser's directors, officers or employees to be subject to this Code of Ethics.

> Approval of Code of Ethics

Each sub-adviser to a VST fund must provide a copy of its code of ethics and each amendment to that code to the VST Compliance Officer; and each such code or material amendment shall be submitted to the VST Trustees for their approval before hiring and within six months of any material amendment. Whenever a sub-adviser provides a code of ethics or material amendment to its code of ethics to the VST Compliance Officer, the sub-adviser must provide a certification to the VST Trustees that it has adopted procedures reasonably necessary to prevent Access Persons from violating the sub-adviser's code of ethics. The trustees will give their approval if they determine that the code:

     o contains provisions reasonably necessary to prevent the sub-adviser's Access Persons (as defined in Rule 17j-1) from engaging in any conduct prohibited by Rule 17j-1;

     o requires the sub-adviser's Access Persons to make reports to at least the extent required in Rule 17j-1(d);

     o requires the sub-adviser to institute appropriate procedures for review of these reports by management or compliance personnel (as contemplated by Rule 17j-1(d)(3));

     o provides for notification of the sub-adviser's Access Persons in accordance with Rule 17j-1(d)(4); and

     o requires the sub-adviser's Access Persons who are Investment Personnel to obtain the pre-clearances required by Rule 17j-1(e);

> Reports and Certifications

By March 31 of each year, each sub-adviser must provide an annual report and certification to John Hancock and the VST Trustees in accordance with Rule 17j-1(c)(2)(ii), covering the previous calendar year. The sub-adviser must also provide other reports or information that John Hancock may reasonably request, including,

     o A quarterly report to John Hancock identifying any material violation of the sub-adviser's code of ethics by access persons or investment personnel to any VST fund it sub-advises, including the resolution or planned resolution of the violation, or a certification that no such violation occurred. This obligation may be fulfilled through the sub-adviser's response to the VST Quarterly Regulatory Checklist.

     o Immediate notification, through a phone call and a follow-up Code of Ethics Exceptions Reporting Form or a similar written communication containing all the information on that form, of any material violation of the sub-adviser's code of ethics, including the resolution or planned resolution of the violation.

     o Information or assistance as may be necessary or appropriate to enable John Hancock to timely prepare and deliver to the Trustees, on at least a quarterly basis, a report on compliance activities and, on an annual basis, a written certification of compliance with the sub-adviser's code of ethics.

> Recordkeeping Requirements

The sub-adviser must maintain all records for its Access Persons as required by Rule 17j-1(f).

> Disclosure of Purchases or Sales

Other than in the normal course of business with John Hancock's investment operations, in response to questioning during meetings of the VST Trustees or John Hancock Retail Sector Investment Management Review Committee and as otherwise disclosed in writing and approved by the VST Compliance Officer, no employee of a sub-adviser shall discuss in the presence of a John Hancock associate, any purchases or sales made or to be made by a Fund within fifteen calendar days before or after a Fund executes a trade in that security.

Appendix G: Administration and Recordkeeping for the VST

> Adoption and Approval

The Trustees of the VST must approve the code of ethics of an adviser, sub-adviser or affiliated principal underwriter before initially retaining its services.

Any material change to a code of ethics of John Hancock Life Insurance Company, or a sub-adviser to a fund must be approved by the Trustees of the VST, including a majority of trustees who are not interested persons, no later than six months after adoption of the material change.

> Administration

No less frequently than annually, John Hancock Life Insurance Company will furnish to the Trustees of the VST a written report that:

     o describes issues that arose during the previous year under the code of ethics or the related procedures, including, but not limited to, information about material code or procedure violations, and

     o certifies that each entity has adopted procedures reasonably necessary to prevent its access persons from violating its code of ethics.

> Recordkeeping

The VST Compliance Officer will maintain:

     o a copy of the current code of ethics for the John Hancock Variable Series Trust I and John Hancock Life Insurance Company, and a copy of each code of ethics in effect at any time within the past five years.

     o a record of any violation of those code of ethics, and of any action taken as a result of the violation, for six years.

     o a copy of each report made by an Access person under those code of ethics, for six years (the first two years in a readily accessible place).

     o a record of all persons, currently or within the past five years, who are or were required to make reports under those code of ethics. This record will also indicate who was responsible for reviewing these reports.

     o a copy of each code of ethics report to the Trustees, for six years (the first two years in a readily accessible place).

     o a record of any decision, and the reasons supporting the decision, to approve the acquisition by a Level 1 Access person of initial public offering securities or private placement securities, for six years.